EXHIBIT 99.2
MESSAGE FROM BILL FLOYD TO BEI ASSOCIATES
To All Associates:
I want to inform you of an important development in the sale process of our company. This morning we announced that BEI has entered into an amended merger agreement with North American Senior Care, Inc. (NASC), in which NASC agreed to increase its purchase price for BEI from $12.80 per share to $13.00 per share in cash. That puts the value of the transaction at more than $1.9 billion.
As I have mentioned before, our Board of Directors has the obligation to select the bidder that offers stockholders the best combination of price, terms and conditions. Based on these criteria — and after review and negotiations conducted by the Board’s independent financial and legal advisors with both NASC and the Formation Capital Consortium — the Board concluded that the increased price, modified terms, and likelihood of completion of the amended NASC agreement are in the best interests of BEI stockholders.
I want to remind you that the merger is subject to the approval of BEI’s stockholders, as well as certain regulatory, governmental and licensing approvals. In addition, the amended merger agreement with NASC does not prevent another party from submitting a higher bid. However, another party not only would have to submit an improved bid, but also would have to pay a termination fee of $40 million to NASC — which is subject to increase upon the provision of additional security by NASC — per the terms of the amended merger agreement.
We’ll continue to keep you posted as more information becomes available.
Bill
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IMPORTANT INFORMATION
In connection with the merger with North American Senior Care, Inc. (“NASC”), Beverly Enterprises, Inc. (“BEI”) will file a proxy statement and other materials with the Securities and Exchange Commission. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT

INFORMATION. BEI and its officers and directors may be deemed to be participants in the solicitation of proxies with respect to any proposed transaction. Information regarding such individuals is included in the Company’s proxy statements and Annual Reports on Form 10K previously filed with the Securities and Exchange Commission and will be included in the proxy statement relating to the proposed transaction when it becomes available. You may obtain BEI’s proxy statement, when it becomes available, any amendments or supplements to the proxy statement and other relevant documents free of charge at www.sec.gov. You may also obtain a free copy of BEI’s proxy statement, when it becomes available, any amendments and supplements to the proxy statement and other relevant documents by writing to BEI at 1000 Beverly Way, Fort Smith, Arkansas 72919, Attn: Investor Relations or at www.beverlycorp.com under the tab “Investor Information” and then under the heading “SEC Filings.”
FORWARD LOOKING STATEMENTS
The statements in this document relating to matters that are not historical facts are forward-looking statements based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, including the risks and uncertainties detailed from time to time in BEI’s filings with the Securities and Exchange Commission. In particular, statements regarding the consummation of the merger with North American Senior Care are subject to risks that the conditions to the transaction will not be satisfied, including the risk that regulatory approvals will not be obtained.
In addition, our results of operations, financial condition and cash flows may be adversely impacted by the recently concluded auction process, the announcement of the proposed transaction with North American Senior Care and the announcement of the recent proposal by the Formation Capital Consortium. All of these events may impact our ability to attract and retain customers, management and employees. We have incurred and will continue to incur significant advisory fees and other expenses relating to the auction process, the transaction with North American Senior Care and the recent proposal by the Formation Capital Consortium. Although BEI believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. BEI assumes no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.